Exhibit 99.1

Investors Title Company Announces Second Quarter 2010 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--August 2, 2010--Investors Title Company today announced its results for the second quarter ended June 30, 2010. Net income increased 20.0% for the second quarter to $2,537,560, or $1.11 per diluted share, compared with $2,115,473, or $0.92 per diluted share, for the prior year period.

Revenues decreased 25.0% to $16,218,766 versus the prior year period, primarily due to a 27.9% decrease in net premiums written. Although premiums resulting from purchase transactions increased, the continued sharp decline in refinance premiums versus the prior year period resulted in an overall unfavorable comparison. Investment income decreased 4.6% to $915,852 as a result of unfavorable trends in the interest rate environment.

Operating expenses decreased 29.5% to $13,216,206 versus the prior year period, primarily due to decreases in commissions to agents and the provision for claims. Commissions to agents decreased 26.7%, commensurate with the decrease in premium volume. The provision for claims decreased 95.9% due to a combination of lower premium volume versus the prior year period, a recovery of approximately $942,000 from the Company’s fidelity bond against a prior year claim, and favorable claims experience in prior policy years. In addition, salaries and related expenses decreased 4.0%, and office occupancy and operations expenses decreased 19.0%, due to continued emphasis on overhead expense management.

For the six-month period ended June 30, 2010, the Company reported net income of $2,554,975, a decrease of 28.0%, compared with $3,550,436 for the prior year period. Diluted income per share was $1.11, a decrease of 27.9%, compared with $1.54 for the prior year period. Net premiums written decreased 28.0% to $25,425,252, investment income decreased 6.5% to $1,822,474, and total revenues decreased 25.8% to $29,916,177. Operating expenses decreased 24.6% to $26,898,202 versus the prior year period, largely as a result of factors noted above for the quarter.

Chairman J. Allen Fine added, “We are pleased to report an improvement in operating results during the quarter even as overall mortgage originations continued to decline. Although the extension of the deadline for the homebuyer Federal tax credit contributed to an increase in purchase originations, the spike in activity did not completely offset an overall lower volume of mortgage refinancing. We were pleased to see a slight reduction in our claims loss rate, which contributed to a favorable comparison in the provision for claims, along with the recovery from a fidelity bond. Our balance sheet and financial condition remain strong, and operationally we continue to emphasize efficiency improvements and the expansion of our agency base.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Revenues:
Underwriting income:
Premiums Written	$13,665,348	$18,945,561	$25,495,169	$35,356,158
Less-premiums for reinsurance ceded	26,398	33,173	69,917	33,950
Net premiums written	13,638,950	18,912,388	25,425,252	35,322,208
Investment income-interest and dividends	915,852	960,454	1,822,474	1,950,089
Net realized gain (loss) on investments	325,780	9,995	350,930	(289,942)
Other	1,338,184	1,737,722	2,317,521	3,320,613
Total Revenues	16,218,766	21,620,559	29,916,177	40,302,968

Operating Expenses:
Commissions to agents	6,476,376	8,831,742	12,075,827	16,363,951
Provision for claims	112,415	2,751,814	1,424,819	4,798,940
Salaries, employee benefits and payroll taxes	4,345,961	4,529,066	8,830,273	9,667,242
Office occupancy and operations	978,822	1,208,140	2,067,227	2,306,722
Business development	352,365	329,011	626,661	591,828
Filing fees and taxes, other than payroll and income	147,277	185,204	292,699	342,255
Premium and retaliatory taxes	281,784	375,510	582,730	742,772
Professional and contract labor fees	338,794	337,290	703,872	651,989
Other	182,412	204,309	294,094	189,833
Total Operating Expenses	13,216,206	18,752,086	26,898,202	35,655,532

Income Before Income Taxes	3,002,560	2,868,473	3,017,975	4,647,436

Provision For Income Taxes	465,000	753,000	463,000	1,097,000

Net Income	$2,537,560	$2,115,473	$2,554,975	$3,550,436

Basic Earnings Per Common Share	$1.11	$0.92	$1.12	$1.55

Weighted Average Shares Outstanding - Basic	2,285,653	2,296,644	2,285,392	2,295,298

Diluted Earnings Per Common Share	$1.11	$0.92	$1.11	$1.54

Weighted Average Shares Outstanding - Diluted	2,293,199	2,296,644	2,293,232	2,300,017

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	$-	$2,000
Available-for-sale, at fair value	89,134,390	88,801,186
Equity securities, available-for-sale, at fair value	11,553,523	11,854,301
Short-term investments	23,422,684	20,717,434
Other investments	2,239,326	2,307,220
Total investments	126,349,923	123,682,141

Cash and cash equivalents	5,247,678	8,733,221
Premiums and fees receivable, net	5,417,917	5,170,476
Accrued interest and dividends	1,163,874	1,122,806
Prepaid expenses and other assets	2,051,941	1,815,653
Property acquired in settlement of claims	158,129	175,476
Property, net	3,697,815	3,894,724
Current income taxes receivable	949,449	-
Deferred income taxes, net	561,860	1,833,207

Total Assets	$145,598,586	$146,427,704

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$37,752,000	$39,490,000
Accounts payable and accrued liabilities	8,494,940	9,008,337
Current income taxes payable	-	670,290
Total liabilities	46,246,940	49,168,627

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,284,909 and 2,285,289 shares issued and outstanding as of
June 30, 2010 and December 31, 2009, respectively, excluding
291,676 shares for 2010 and 2009 of common stock held by the
Company's subsidiary)	1	1
Retained earnings	94,777,437	92,528,818
Accumulated other comprehensive income	4,574,208	4,730,258
Total stockholders' equity	99,351,646	97,259,077

Total Liabilities and Stockholders' Equity	$145,598,586	$146,427,704

Investors Title Company and Subsidiaries
Net Premiums Written By State
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
State	2010	2009	2010	2009
Illinois	$568,043	$765,631	$1,003,534	$1,857,221
Kentucky	869,249	949,874	1,500,047	1,820,177
Michigan	1,026,010	1,778,422	1,982,856	2,630,695
New York	472,739	880,406	874,299	1,835,843
North Carolina	5,762,751	8,293,158	10,684,455	15,857,365
Pennsylvania	667,906	876,633	1,119,533	1,485,818
South Carolina	1,377,219	1,345,921	2,746,405	2,531,851
Tennessee	530,672	752,791	1,028,510	1,318,559
Virginia	1,090,823	1,472,687	2,056,391	2,700,451
West Virginia	553,479	610,139	965,691	1,157,720
Other	746,457	1,219,899	1,523,514	2,159,658
Direct Premiums	$13,665,348	$18,945,561	$25,485,235	$35,355,358
Reinsurance Assumed	-	-	9,934	800
Reinsurance Ceded	(26,398)	(33,173)	(69,917)	(33,950)
Net Premiums Written	$13,638,950	$18,912,388	$25,425,252	$35,322,208

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2010	%	2009	%	2010	%	2009	%
Branch	$4,420,264	32.4	$6,656,374	35.2	$8,170,064	32.1	$12,699,378	36.0

Agency	9,218,686	67.6	12,256,014	64.8	17,255,188	67.9	22,622,830	64.0

Total	$13,638,950	100.0	$18,912,388	100.0	$25,425,252	100	$35,322,208	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919- 968-2200